UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 10, 2012

INVESTORS HERITAGE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	000-01999	61-6030333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Capital Avenue Frankfort, Kentucky	40601
(Address of principal executive offices)	(Zip Code)

(502) 223-2361
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)
The 2012 annual meeting of the stockholders of Investors Heritage Capital Corporation was held May 10, 2012 at 11:00 a.m. at which time the stockholders were asked to elect two (2) directors to hold office for a term of three (3) years or until their successors are duly elected and qualified.

The following individuals were elected and the number of votes cast was as follows:

	FOR	WITHHELD AUTHORITY
Howard L. Graham	901,974.073	300.920
Robert M. Hardy, Jr.	899,533.873	2,751.120

Item 8.01 Other Events.

On May 10, 2012, the Board of Directors of the Company authorized an amendment to the IHCC Employee Retirement Plan (the “Pension Plan”) and on this date, the Board determined that effective June 30, 2012, all future benefit accruals and compensation increases under the Pension Plan shall automatically cease for all individuals who are participants under the Pension Plan as of June 30, 2012, but further allowing such participants to continue to earn vesting credit towards their Pension Plan benefit on and after June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS HERITAGE CAPITAL CORPORATION

Date: May 10, 2012	By:	/s/ Harry Lee Waterfield II
Harry Lee Waterfield II President